Press Release

Contact:
Jill Gutierrez, President and Chief Executive Officer
Alamogordo Financial Corp.
(575) 437-9334

FOR IMMEDIATE RELEASE

ALAMOGORDO FINANCIAL CORP. AND BANK’34 COMPLETE MERGER WITH BANK 1440

ALAMOGORDO, NEW MEXICO, August 29, 2014 --  Alamogordo Financial Corp. (OTCQB: ALMG), the parent company of BANK’34, today announced that it has completed its merger with Bank 1440.  Shareholders of Bank 1440 are entitled to receive $0.94 in cash and 0.17064 shares of Alamogordo Financial Corp. common stock for each share of Bank 1440 common stock that they owned as of the close of business on August 29, 2014.  Cash will also be paid in lieu of fractional shares at a rate of $16.00 per whole share of Alamogordo Financial Corp. common stock (the average closing price of Alamogordo Financial Corp. common stock for the 10 business days preceding August 26, 2014).  Bank 1440 stockholders will be receiving letters of transmittal from Computershare, who is Alamogordo Financial Corp.’s transfer agent, providing instructions for how to submit their stock certificates for the cash and shares of Alamogordo Financial Corp. common stock, and also providing instructions for a shareholder who has lost his or her Bank 1440 stock certificates.

Jill Gutierrez, President and Chief Executive Officer of Alamogordo Financial Corp. said, “The foundation of this merger has been, and will continue to be, the commitment to create a strategic union based on complementary strengths. We have just inked a uniquely refreshing banking story around the blending of two banks, the next exciting chapters of which will now be unleashed for shareholders, customers, employees and communities of both franchises.”

Brian Ruisinger, Chief Executive Officer of Bank 1440, added, “The synergies created by this unique combination are compelling for all stakeholders. Throughout the process, we continually reminded ourselves to think differently from traditional banking norms to create a platform poised for growth and continued stability following 80 years of operations of the BANK’34 franchise.”

About Alamogordo Financial Corp.

Alamogordo Financial Corp. is the holding company for BANK’34.  BANK’34 was formed in 1934 and is a full-service, community-oriented savings bank that provides financial services to individuals, families and businesses from its full-service facilities located in Alamogordo and Las Cruces, New Mexico and Phoenix and Peoria, Arizona, and its loan production office in Scottsdale, Arizona. For more information about BANK’34 please visit www.Bank34.com.

Forward-Looking Statements: This release may contain certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “should,” “plan,” “estimate,” “predict,” “continue,” and “potential” or the negative of these terms or other comparable terminology.  Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of Alamogordo Financial Corp.  Any or all of the forward-looking statements in this release and in any other public statements made by Alamogordo Financial Corp. may turn out to be wrong.  They can be affected by inaccurate assumptions Alamogordo Financial Corp. might make or by known or unknown risks and uncertainties as described in our SEC filings, including, but not limited to, those related to general economic conditions, particularly in the market areas in which Alamogordo Financial Corp. operates, competition among depository and other financial institutions, changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements, inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments, our ability to successfully integrate acquired entities, and adverse changes in the securities markets.  No forward-looking statement can be guaranteed.   Alamogordo Financial Corp. undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events.